Exhibit 2.2

AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT

This Amendment, dated as of May 16, 2017 (this “Amendment”), amends the Stock Purchase Agreement, dated as of April 14, 2017 (the “Purchase Agreement”), by and among Ashland LLC, a Kentucky limited liability company (“Parent”); Pharmachem Laboratories, Inc., a New Jersey corporation (the “Company”); the holders of Common Stock identified on Exhibit A of the Purchase Agreement (the “Company Shareholders”); Dr. David Peele (the “Atom Minority Shareholder”); and Photon SH Representative LLC, solely in its capacity as the shareholder representative thereunder (the “Shareholders Representative”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings as set forth to them in the Purchase Agreement.

RECITALS

WHEREAS, the parties hereto wish to amend the Purchase Agreement in accordance with Section 11.6 thereof;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties agree as follows:

ARTICLE I --AMENDMENT

Section 1.1    Exhibit A of the Purchase Agreement is amended and restated in its entirety as set forth on Exhibit A hereto.

Section 1.2    Section 4.3(a) of the Purchase Agreement is amended and restated in its entirety as follows:

The authorized capital stock of the Company consists of 1,200 shares, of which 459.3646 shares of Common Stock are issued and outstanding.

ARTICLE II --MISCELLANEOUS

Section 2.1    This Amendment incorporates all terms, conditions, rights and obligations set forth in the Purchase Agreement.

Section 2.2   This Amendment shall not constitute an amendment or waiver of any provision of the Purchase Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of either party hereto that would require an amendment, waiver or consent of such party except as expressly stated herein. Except as amended herein, the Purchase Agreement shall remain in full force and effect as written, is hereby reaffirmed and ratified in all respects without qualification or condition and the provisions of the Purchase Agreement shall remain unaffected, unchanged and unimpaired, and are enforceable in accordance with their respective terms. For the avoidance of doubt, the date of the Purchase Agreement shall remain unaffected and unchanged by this Amendment.
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Section 2.3  This Amendment may be executed in two or more counterparts, including by facsimile transmission, each of which shall be deemed an original, and any Person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above.

Parent: Ashland LLC

By:	/s/ J. Kevin Willis
Name: J. Kevin Willis
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Amendment No. 1 to the Purchase Agreement]

Company: Pharmachem Laboratories, Inc.

By:	/s/ Colin Macintyre
Name: Colin Macintyre Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to the Purchase Agreement]

Shareholders
DAH 2012 Trust No. 3 U/A/D December 27, 2012

By:	/s/ Howard Tatz
Name: Howard Tatz
Title: Trustee

DAH 2012 Trust No. 2 U/A/D December 27, 2012

By:	/s/ Howard Tatz
Name: Howard Tatz
Title: Trustee

CMH Investment Holdings LLC

By:	/s/ Catherine M. Holmes
Name: Catherine M. Holmes
Title: Sole Voting Member and Manager

[Signature Page to Amendment No. 1 to the Purchase Agreement]

Pharmachem Laboratories, Inc. Employee Stock Ownership Trust

By: Wilmington Trust, N.A., not in its corporate or individual capacity, but solely in its capacity as Trustee of the Pharmachem Laboratories, Inc. Employee Stock Ownership Trust

By:	/s/ Jason L. Johnson
Name: Jason L. Johnson, Vice President
Title: Wilmington Trust, N.A.

[Signature Page to Amendment No. 1 to the Purchase Agreement]

Atom Minority Shareholder

By:	/s/ Dr. David M. Peele
Dr. David M. Peele

[Signature Page to Amendment No. 1 to the Purchase Agreement]

Shareholders’ Representative:
Photon SH Representative LLC, solely in its capacity as the Shareholders’ Representative

By:	/s/ Howard P. Tatz
Name: Howard P. Tatz
Title: Manager

[Signature Page to Amendment No. 1 to the Purchase Agreement]

Exhibit A

Company Shareholder	Shares of Common Stock
CMH Investment Holdings LLC	246.2
DAH 2012 Trust No. 2 U/A/D December 27, 2012	28.1
DAH 2012 Trust No. 3 U/A/D December 27, 2012	28.1
Pharmachem Laboratories, Inc. Employee Stock Ownership Trust	156.9646